UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2004

DONALDSON COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1400 West 94th Street

_______________Minneapolis, MN 55431_______________

(Address of principal executive offices)

____________________(952) 887-3131____________________

Registrant’s telephone number, including area code

____________________Not Applicable____________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events and Regulation FD Disclosure.

        On November 19, 2004, Donaldson Company, Inc. (the “Company”) announced that the Company’s board of directors has increased the Company’s common stock cash dividend to 6 cents per share, payable December 10, 2004, to shareholders of record as of November 29, 2004. A copy of the press release that discusses these matters is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

        On November 22, 2004, the Company announced that it appointed Geert Henk Touw senior vice president, in charge of the Company’s Asia Pacific region. Touw will assume his new position February 1, 2005, in advance of the August 1, 2005, retirement of Dale Couch. A copy of the press release that discusses these matters is filed as Exhibit 99.2 to, and incorporated by reference in, this report.

Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits.

99.1	Press Release, dated November 19, 2004, issued by Donaldson Company, Inc.

99.2	Press Release, dated November 22, 2004, issued by Donaldson Company, Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 22, 2004

DONALDSON COMPANY, INC.

By:	/s/ Thomas R. VerHage

Name: Thomas R. VerHage
Title: Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 19, 2004, issued by Donaldson Company, Inc.

99.2	Press Release, dated November 22, 2004, issued by Donaldson Company, Inc.